                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                             ----------



                              FORM 8-K

                           CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) of the
                 SECURITIES EXCHANGE ACT OF 1934





Date of earliest event reported:  October 12, 1996





                      Able Telcom Holding Corp.
         (Exact name of registrant as specified in charter)



     Florida                              0-21986         65-0013218
     (State or other jurisdiction         (Commission     (IRS employer
      of incorporation)                    file number)    identification no.)



1601 Forum Place, Suite 1110, West Palm Beach, Florida            33401
       (Address of principal executive offices)                (Zip code)




Registrant's telephone number, including area code:  (407) 688-0400

Item 2.  Acquisition or Disposition of Assets.

         On October 12, 1996, the Registrant, Able Telcom Holding Corp., a Florida corporation, through its wholly owned subsidiary, Traffic Management Group, Inc., a Florida corporation, acquired all the issued and outstanding capital stock of Georgia Electric Company, a Georgia corporation ("GEC"), from its sole shareholders (the acquisition of such stock, as described herein, is referred to as the "Acquisition"). The Acquisition was effected pursuant to a Stock Purchase Agreement dated October 12, 1996 (the "Acquisition Agreement") among the Registrant and the Sellers. The purchase price was $3,000,000 to be paid in cash, plus the issuance at the end of each of the next five years of a number of shares of common stock of the Registrant having a then current market value of $1,000,000, subject to adjustment based on the pretax earnings performance of GEC. In connection with the Acquisition, the Registrant entered into employment agreements with Gerry W. Hall and J. Barry Hall, the former stockholders of GEC (collectively, "Sellers"). These employment agreements, which expire on the fifth anniversary of the Acquisition, provide for Messrs. Hall and Hall to serve, respectively, as president of GEC and Transportation Safety Contractors of Florida, a Florida corporation and indirect wholly owned subsidiary of the Registrant.

         GEC is engaged in the business of (a) installing, testing and maintaining intelligent highway and traffic communication systems, including computerized management systems, wireless and fiber optic data networks, weather sensors, voice, data and video systems, and (b) installing and maintaining industrial equipment and control systems.

         The documents delivered by both the Registrant and the Sellers are to be held in escrow pending funding by the Registrant of the cash component of the purchase price (the "Cash Consideration"). The Registrant has deposited with the escrow agent the sum of $100,000, which sum is to be forfeited if the Cash Consideration is not paid by October 31, 1996. In addition, the failure by the Registrant to pay the Cash Consideration by October 31, 1996, unless such date is extended by the Sellers, may result in the return of the stock of GEC to the Sellers.

         The Registrant currently has commitments with lenders to effect a borrowing in the amount of the Cash Consideration, however, there can be no assurance that the Registrant will be successful in completing the funding by October 31, 1996.

Item 5.  Other Events
         In connection with the acquisition, Gerry W. Hall, president of GEC, was elected to the Board of Directors of Able Telcom Holding Corp. effective October 12, 1996.

Item 7.  Financial Statements and Exhibits.

         The following financial statements, pro forma financial information and exhibits are filed as part of this Form 8-K:

      (a)      Financial Statements.

         It is not practical to provide financial information required to be filed on account of the Acquisition (the "Financial Information") on the date that this report is being filed with the Securities and Exchange Commission. The Financial Information will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later that 60 days after this report is being filed. The Registrant expects to file the Financial Information on or about December 15, 1996.

      (b)      Pro Forma Financial Information.

         It is not practical to provide the pro forma financial information required to be filed on account of the Acquisition (the "Pro Forma Information") on the date that this report is being filed with the Securities and Exchange Commission. The Pro Forma Information will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later that 60 days after this report is being filed. The Registrant expects to file the Pro Forma Information on or about December 15, 1996.


      (c)   Exhibits.



  Exhibit
    No.                     Description
    10.1     Form of Stock Purchase Agreement among
             the Registrant, Traffic Management Group,
             Inc., Georgia Electric Company, Gerry W.
             Hall and J. Barry Hall.

    10.2     Form of Escrow Agreement among the
             Registrant, Traffic Management Group,
             Inc., Georgia Electric Company, Gerry W.
             Hall, J. Barry Hall and Rock & Leitz,
             P.C, as Escrow Agent.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            ABLE TELCOM HOLDING CORP.

                            By: /s/ Daniel L. Osborne
                            ---------------------------
                                Daniel L. Osborne
                                Chief Accounting Officer


Dated: October 25, 1996